UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 24, 2006

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 24, 2006, Immunicon Corporation (“Immunicon”) entered into the Fourth Amending Letter of Agreement (the “Fourth Amendment”) to the Agreement, dated February 10, 2003 (the “Agreement”), between Pfizer Inc. (“Pfizer”) and Immunicon. The Agreement was first amended by that certain Letter Agreement, dated April 1, 2004 and was further amended by that certain Second Amending Letter of Agreement, dated December 12, 2004, by which amendment the parties agreed to terminate the Agreement on the sooner of February 10, 2006 or the end of the clinical research study contemplated in the revised Appendix A to the Agreement (“Appendix A”). The Third Amending Letter of Agreement, dated March 7, 2006, extended the term of Agreement to the completion of the study contemplated in Appendix A. The Fourth Amendment is intended to permit the parties to add new clinical research studies on an ongoing basis under the Agreement by the execution and addition of new appendices to the Agreement duly signed by both parties. These specific new appendices shall include all terms and conditions which may be agreed upon in good faith by the parties relating to such studies, and in any event shall include all terms and conditions which are reasonably and customarily required for any new clinical research studies that are mutually agreed upon.

Item 7.01.	Regulation FD Disclosure.

On March 28, 2006, Immunicon issued a press release announcing Immunicon’s entry into the Fourth Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1 – Press Release dated March 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

By:	/s/ JAMES G. MURPHY
James G. Murphy Senior Vice President and Chief Financial Officer

Dated: March 29, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated March 28, 2006